                      SCHEDULE 14A INFORMATION

       PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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      14a-b(e)(2)
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240.14a-12

    The Bureau of National Affairs, Inc.
----------------------------------------------------
(Name of Registrant as Specified in its Charter)

----------------------------------------------------
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

THE BUREAU OF NATIONAL AFFAIRS,ICN.
Cynthia J. Bolbach                                    (202) 452-4580
Corporate Secretary                             Fax:  (202) 452-4226
                                                E-mail: cbolbach@bna.com



                                                      March 29, 1996





TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.

    You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 20, 1996, at 10:00 a.m., at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C., to elect the 15 members of the Board of Directors, and to transact such other business as may properly be brought before the meeting.

    An annual report, which includes financial statements for the year ended December 31, 1995, is enclosed for your information. Also enclosed are a proxy statement and a proxy form/envelope and ballot. The number of shares of Class A common stock held directly by you and held in your name in the BNA Deferred Stock Purchase Plan is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope and ballot carefully.

    The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG Peat Marwick LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG Peat Marwick LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

    Please note that The Four Seasons is a new location for the annual meeting. At the conclusion of the meeting, a light brunch will be served at the hotel. Valet and garage parking is available at the hotel for the reduced rate of $5 per car; the BNA garage will also be open and available for parking.

    The Board of Directors requests the participation either in person or by proxy of each stockholder at the forthcoming annual meeting.

                                                      Cordially,

                                                      s\ Cynthia J. Bolbach
                                                      ----------------------
                                                      Cynthia J.Bolbach
Enclosures

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 20, 1996

                     THE BUREAU OF NATIONAL AFFAIRS, INC.
                            1231 25th Street, N.W.
                            Washington, D.C. 20037


                              GENERAL INFORMATION

      Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors) is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. on Saturday, April 20, 1996, and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, telegraph, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 29, 1996. An annual report, including financial statements for the year ended December 31, 1995, is enclosed with this proxy statement.

      The Corporation has 6,700,000 authorized shares of Class A voting common stock ($1.00 par value), 5,300,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 1,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 23, 1996, are entitled to vote at the meeting or any adjournment thereof. On such date, there were 3,606,278 shares of Class A common stock outstanding. Holders of Class A common stock will vote as a single class at the annual meeting, and each outstanding Class A share will entitle the holder thereof to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given thereon, if any. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable, at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

                           I.  ELECTION OF DIRECTORS

      Fifteen directors of the Corporation are to be elected at the 1996 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's Bylaws, the 12 nominees among all the nominees who are Corporation stockholders, and the three nominees among all the nominees who are not Corporation stockholders, who in each case receive the highest num-ber of votes cast for nominees in that category, shall comprise the 15-member Board of Directors. Class A shares represented by properly executed proxies on the enclosed form will be voted in accordance with the directions indicated on the ballot portion of the proxy. If no directions are indicated on the ballot, the stockholder shall be deemed to have withheld authority to vote for any nominees. The Class A shares represented by any such ballot will be counted for purposes of determining whether a quorum is present at the 1996 Annual Meeting.


Stock Ownership of Executive Officers and Nominees for 12 "Inside" Directorships
          (Further information about the nominees is contained in the
            Biographical Sketches section of this Proxy Statement)
            ---------------------
                                                           Shares of common stock
                                                           beneficially owned on
Name and, if                                               March 1, 1996, and % of
applicable, year              Offices with the             outstanding shares of
first served as               Corporation or               class (All shares are
a Director             Age    its subsidiaries             Class A except as indicated)
----------------       ----   ----------------             ---------------------------
* William A. Beltz      66    Chairman of the Board         64,723      (1.80)
  1967                        and Chief Executive Officer

* Jacqueline M.
  Blanchard             46    Vice President for            20,576      (0.57)
  1993                        Human Resources

  Cynthia J. Bolbach    48    Corporate Secretary and        3,432      (0.10)
                              Director of Publishing Systems
                              Project

* Jack Boylan           56    Vice President for            10,024      (0.28)
  1994                        Administration and
                              President, BNA Washington Inc.

* Sandra C. Degler      56    President and Executive       51,031      Class A
  1990                        Editor, Tax Management Inc.               (1.42)
                                                            60,209      Class B
                                                                        (1.23)(a)

  Gerald Egan           49    Director of Marketing         11,098      (0.31)

* Kathleen D. Gill      49    Vice President and            21,601      (0.60)
  1986                        Executive Editor

* Jack Jenc             53    Treasurer                     22,123      (0.62)
  1995

* Eileen Z. Joseph      48    Associate Editor,             4,241       (0.12)
  1995                        Environment and Safety
                              Services

* George J. Korphage    49    Vice President and            39,516      (1.10)
  1988                        Chief Financial Officer




                                                           Shares of common stock
                                                           beneficially owned on
Name and, if                                               March 1, 1996, and % of
applicable, year              Offices with the             outstanding shares of
first served as               Corporation or               class (All shares are
a Director            Age     its subsidiaries             Class A except as indicated)
----------------      ---     ----------------             ---------------------------
* John V. Schappi       66    Vice Chairman of the Board       25,535      Class B
  1977                                                                     (0.52)

* Mary Patricia
  Swords                50    Vice President and               21,220      (0.59)
  1991                        Director of Sales and Marketing

  Robert L. Velte       48    Vice President for                4,693      (0.13)
                              Strategic Development

* Paul N. Wojcik        47    President and                    16,696      (0.47)(a)
  1989                        Chief Operating Officer

               STOCK OWNERSHIP OF NOMINEES FOR THREE "OUTSIDE" DIRECTORS
                                                           Shares of common stock
                                                           beneficially owned on
Name and, if                                               March 1, 1996, and % of
applicable, year                                           outstanding shares of
first served as                                            class (All shares are
a Director             Age    Principal Occupation         Class A except as indicated)
----------             ---    --------------------         ---------------------------
* Frederick A. Schenck  67    Consultant                          -0-
  1991

* Daniel W. Toohey      56    Senior Partner,                     -0-
  1991                        Dow, Lohnes & Albertson

* Loene Trubkin         53    Consultant                          -0-
  1985

* Member of Present Board

    a
(a) The shares of Mrs. Degler and Mr. Wojcik include 60,209 Class B shares, and 726 Class A shares respectively, owned by their spouses. These shares may be deemed to be beneficially owned by such nominees under the rules and regulations of the Securities and Exchange Commission. These nominees, however, disclaim beneficial ownership of the BNA shares owned by their spouses.


      As of March 1, 1996, all directors and executive officers as a group beneficially owned 300,192 shares of Class A common stock, or 8.37 percent of the outstanding Class A shares, and 85,744 shares of Class B common stock, or 1.76 percent of the outstanding Class B shares. These share totals include 726 Class A shares and 60,209 Class B shares held by spouses of persons in the group, each of whom disclaims beneficial ownership of all such shares.

     As of March 23, 1996, 4,885,690 shares of Class B common stock and 421,243 shares of Class C common stock were outstanding.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Based on a review of Statements of Beneficial Ownership of Securities on Forms 3, Forms 4, and Forms 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.

           II.  INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

      The Board of Directors met 11 times during 1995. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the Board; and 2) the total number of meetings held by all committees upon which he or she served.

      AUDIT COMMITTEE. The Board of Directors has an Audit Committee, which makes recommendations to the Board concerning the selection, retention, or termination of the independent auditors; reviews accounting principles bearing upon the financial statements; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; reviews the audit programs, reports, and recommendations of the Corporation's internal auditor; and performs such other duties as may be directed or authorized by the Board from time to time. During 1995, the Audit Committee met six times. Members of the Audit Committee are Messrs. Schenck, Toohey, and Ms. Trubkin.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the Board (except as otherwise provided or required by law) when the Board is not in session, and, during the intervals between Board meetings, advises and aids the officers of the Corporation in matters concerning manage-ment of the business. During 1995, the Executive Committee met three times.
Its members are Messrs. Beltz, Korphage, Wojcik, Ms. Gill, and Mrs. Degler.

      EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and Chief Executive Officer, and its President and Chief Operating Officer, and reviews the salaries of presidents of subsidiary companies, department heads, and directors of divisions. During 1995, the Executive Compensation Committee met four times. Its members are Ms. Trubkin, and Messrs. Schenck and Toohey.

      NOMINATING COMMITTEE. The Nominating Committee consists of three members of the Board of Directors and two employee-stockholders who are not members of the Board. A new committee is named each year to nominate candidates for election to the Board. The Committee met for this purpose in February. The members of the Nominating Committee for the 1996 election of Directors were Sandra C. Degler, Chair, John P. Boylan, Frances D. Comer, Eileen Z. Joseph, and Domingo B. Samson. A report of the Committee's selections for nominees, together with a summary of the Corporation's Bylaw provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations to the Nominating Committee, were delivered to each Class A stockholder. Stockholder nominations made in accordance with the Bylaws and received by the Nominating Committee at least 30 days prior to the annual meeting are included in the final list of nominations in this Proxy Statement.

                         III.  EXECUTIVE COMPENSATION

      A. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the Corporation in key policy-making positions serving in those positions on December 31, 1995.
                          SUMMARY COMPENSATION TABLE

                                           Annual Compensation
Name and                             ---------------------------------
Principal Position            Year        Salary (a)    Bonus (b)
----------------------------------------------------------------------
William A. Beltz
   Chairman and               1995        $  366,154  $  6,899
   Chief Executive Officer    1994        $  346,539  $  5,676
                              1993        $  328,558  $  6,006


Paul N. Wojcik
   President and              1995        $  228,615  $  4,126
   Chief Operating Officer    1994        $  164,615  $  2,678
                              1993        $  145,615  $  2,653


Robert B. Brooks (c)
   Vice President and         1995        $  197,692  $  3,867
   Director of                1994        $  187,692  $  3,066
   Sales and Marketing        1993        $  176,539  $  3,213


Kathleen D. Gill
   Vice President and         1995        $  176,769  $  3,461
   Executive Editor           1994        $  164,615  $  2,666
                              1993        $  138,753  $  2,419


Jack Boylan
   Vice President for         1995        $  169,846  $  3,401
   Administration             1994        $  164,615  $  2,741
                              1993        $  156,923  $  2,909

(a)  Based upon 26 pay periods in 1995 and 1994, and 25 1/2 pay periods in 1993.

(b)  Cash Profit Sharing

(c)  Resigned January 31, 1996.

     B. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1995, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey, and Ms. Trubkin. The members of the Committee serve as the Board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

     C. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Executive Compensation Committee made a recommendation to the Board of Directors concern-ing the compensation of the Corporation's Chairman and Chief Executive Officer
(CEO) and President and Chief Operating Officer (President). The Committee, acting for the Board, also had the responsibility of approving the proposals of the Chief Executive Officer concerning the salaries of certain subsidiary company presidents, department heads, and directors of divisions.

      The compensation of executive officers during 1995, including the CEO and President, was composed of salary and participation in the BNA Employees' Cash Profit-Sharing Plan. There were no special incentive compensation plans for any corporate officers. Instead, the salaries for all executive officers, including the CEO and President, were set and profit-sharing participation was determined by the compensation philosophy and plan applicable to all management and supervisory employees of the Corporation. The salaries of the CEO and President were recommended by the Executive Compensation Committee and approved by the Board of Directors. Salaries for all other executive officers of BNA were established by the Chief Executive Officer, with the approval of the Executive Compensation Committee.

      The Corporation's management compensation program generally is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers and other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place, but the Committee does not attempt to place base salaries within any particular strata of salaries paid by competitors.

      Each officer's compensation is based on an evaluation of his or her performance and contribution to departmental and corporate goals. In fiscal year 1995, the Chief Executive Officer determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The Chief Executive Officer allocated, among the executive officers, a merit increase "pool" consisting of 4 percent of total executive officer salaries. The factors used in allocating this "pool" are current level of compensation, accomplishments and results, challenges met, any unusual aspects of an executive officer's performance in the past year, and the relationship between an officer's current salary and his/her current level of responsibility. No formula is utilized by the Chief Executive Officer in evaluating any executive officer's performance with respect to these factors.

     The cash profit-sharing plan is a plan whereby a percentage of the operating profit is distributed to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit sharing plan has historically provided less than 5 percent of total compensation.

      The compensation philosophy for executive officers, including the Chief Executive Officer and President, is the same as that applicable to the Corporation's managerial employees generally. The 4 percent amount of the merit increase "pool" is the same for executive officers as for other management employees. There are no compensation programs applicable only to executive officers.

      In determining the compensation paid in 1995 to the CEO and President, the Committee evaluated how well each met objectives set during 1994. During 1995, the Committee developed objectives with the CEO and President that will serve as the basis for determining their compensation for 1996. Compensation paid to the CEO and President during 1995 was based in part on the performance of the company, but also reflected the Committee's subjective evaluation of how well each met their specific goals for 1995, which included succession planning and overseeing the company's financial performance. No specific formula or specific weighing mechanism was used by the Committee in evaluating their overall performance with respect to these goals.

     The only non-salary portion of the CEO's compensation was his participation in the profit-sharing plan, which was determined pursuant to the same formula, based on salary and seniority, applied to all eligible employees.

     The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors and approved by it.


                                                Frederick A. Schenck, Chairman
                                                Daniel W. Toohey
                                                Loene Trubkin

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Measurement Period         The Bureau of National    S&P 500      S&P Publishing
(Fiscal Year Covered)           Affairs, Inc.         Index            Index
--------------------       ----------------------    -------      --------------
Measurement Point-12/31/90     $100.00               $100.00       $100.00

FYE 12/31/91                    113.10                130.30        119.40

FYE 12/31/92                    122.10                140.30        135.80

FYE 12/31/93                    149.30                154.40        167.90

FYE 12/31/94                    166.70                156.40        161.70

FYE 12/31/95                    194.70                215.20        200.00



      The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the S&P 500 Publishing Index (which includes DUN & BRADSTREET, MCGRAW-HILL, MEREDITH, and TIME-WARNER) for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1990, and that all dividends were reinvested.

      E. DIRECTORS' COMPENSATION. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 1995, the outside directors received an annual retainer of $12,000, a fee of $1,000 for each board meeting attended, and $500 for each board committee meeting attended, plus reimbursement for travel expenses.

      Ms. Trubkin chairs the Committee on Management Development and Succession and serves as a member of the Audit Committee and the Executive Compensation Committee. Total amounts paid to her in 1995 for these services and for her services as a director were $27,500.

      Mr. Toohey chairs the Audit Committee and serves as a member of the Executive Compensation Committee and the Committee on Management Development and Succession. Total amounts paid to him in 1995 for director's and committee fees were $29,500.

      Mr. Schenck chairs the Executive Compensation Committee and serves as a member of the Audit Committee and the Committee on Management Development and Succession. Total amounts paid to him in 1995 for director's and committee fees were $29,000.

      F. CERTAIN RELATIONSHIPS AND TRANSACTIONS. During 1995, the Corporation engaged the services of Dow, Lohnes, and Albertson, the firm of which Mr. Toohey is a senior partner, to provide legal counsel. During 1995, total fees paid were $135,000.

                         IV.  EMPLOYEE BENEFIT PLANS

      EMPLOYEES' RETIREMENT PLAN. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") to the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

      The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

      The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general corporate funds.

      The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.


                                  Years of Service
Average Annual    --------------------------------------------
Compensation*        10         20          30          40
--------------    --------------------------------------------
  $100,000       $12,000      $24,000     $36,000     $48,000
   150,000        18,000       36,000      54,000      72,000
   200,000        24,000       48,000      72,000      96,000
   250,000        30,000       60,000      90,000     120,000
   300,000        36,000       72,000     108,000     144,000
   350,000        42,000       84,000     126,000     168,000

      * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

      For the named executive officers, the compensation included in the calculation of pension benefits are those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retire-ment Plan for the employees named in the table above are as follows: Mr. Beltz, 39; Mr. Wojcik, 23; Mr. Brooks, 22; Ms. Gill, 26; and Mr. Boylan, 33.

          V.   INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

      The Corporation's independent public accountants for 1994, 1995, and the current year are KPMG Peat Marwick LLP. A representative of that firm will be present at the annual meeting of stockholders, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

                            VI.  VOTING PROCEDURES

      Enclosed is a ballot and proxy form/envelope to be used in voting for directors. Instructions for the use of the ballot appear on the ballot.

      Please note that the ballot lists the number of shares you are entitled to vote. Class A stockholders who are participants in the Deferred Stock Purchase Plan (DSPP) will find all their shares listed on their ballots. Thus, completion of the ballot will effectively vote shares held in the DSPP as well as shares acquired through the Stock Transfer and Purchase Plan.

      IF YOU WILL VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE BRING THIS BALLOT AND THE ENVELOPE WITH YOU. Use of this particular ballot will expedite the counting of the votes during the course of the meeting.

      Deborah W. Embrey and Jack B. Lord II have been designated by the Board of Directors as the inspectors and judges of the election and of any other vote which may be taken at the annual meeting.

     The votes for directors will be tallied by KPMG Peat Marwick LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, the auditors will seal and store the ballots.

      Announcement of the vote for directors will be made and the successful candidates will be declared elected as members of the Board of Directors for the ensuing year immediately after the report and certification of the vote by the judges.

                       VII.  1997 STOCKHOLDER PROPOSALS

      Except for stockholder proposals relating to nominations for director governed by the Corporation's Bylaws, Stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 1997 Annual Meeting must be received by the Corporation no later than November 29, 1996. Such proposals should be directed to the Secretary of the Corporation at its principal office in Washington, D.C.

                            VIII.   OTHER BUSINESS

      The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's Bylaws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or Bylaws, and subject to any additional requirements imposed by applicable law.

      The attached biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.

                                                By Order of the Board of
Directors,


                                                s\  Cynthia J. Bolbach
                                                ---------------------------
                                                Cynthia J. Bolbach
                                                Corporate Secretary


March 29, 1996

                BIOGRAPHICAL SKETCHES OF NOMINEES

               WILLIAM A. BELTZ (66), chairman of the board, chief executive officer, and editor in chief, joined BNA in 1956.  He has been a member of BNA's board of directors since 1967, and prior to his election as an officer of the corporation served as
photo of       chairman of the board's budget committee.  He became a
William A.     director of Fisher-Stevens, Inc., in 1978, a member of the Tax
Beltz          Management Inc. board in 1979, a director of BNA
               Communications Inc. in 1980, and a director of BNA
               International Inc. in 1982. Also, since January 1985, he has been chairman of the board of The McArdle Printing Co., Inc.
               He also serves as chairman of the Tax Management, BNA
               Communications, and BNA
International boards.
     His BNA career began as a staff editor assigned to the vertical labor services (CONSTRUCTION LABOR REPORT, WHITE COLLAR REPORT, RETAIL SERVICES LABOR REPORT, and GOVERNMENT EMPLOYEE RELATIONS REPORT). In 1964 he became managing editor of the four vertical services and COLLECTIVE BARGAINING NEGOTIATIONS AND CONTRACTS. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.
     Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the board of directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.
     Beltz is president of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts, and is a trustee of The Shakespeare Theatre. He also is a trustee of the Federal City Council, and a member of the Economic Club of Washington.


               JACQUELINE M. BLANCHARD (46), appointed vice president for human resources in July 1994, began her BNA career in 1984 as
photo of       a labor relations specialist.  She was appointed assistant to
Jacqueline     the president for labor relations in 1986, and became
Blanchard      director of labor relations in 1987.  Jackie's duties were expanded beyond labor-management relations in 1991 to encompass broader responsibilities involving employee relations generally, and in 1992 she took on additional operational oversight responsibilities within the human resources department. She has served as a member of the
BNA Board of Directors since April 1993, and chairs the board's deferred stock purchase plan administrative committee.
     Blanchard has served on a number of BNA internal task forces, including the CBNC audit, and joint health care committees. She is a currently a member
BNA's management committee, and serves on the publishing systems and facility planning steering committees. Jackie is a member of several professional associations, and currently serves on the human resources advisory board of the American Management Association, the advisory board of Manchester, Inc., and is an ex officio member of the board of the D.C. chapter of the Industrial Relations Research Association, where she served as president in 1993-1994.
    Before coming to BNA, Blanchard worked as an editor and manager of labor and employee relations services at the National Association of Broadcasters. She holds a B.S. (summa cum laude) in personnel and industrial relations from the University of Maryland.

               CYNTHIA J. BOLBACH (48), corporate secretary and director, publishing systems project, began her BNA career in 1972 as a legal editor on the staff of ENVIRONMENT REPORTER.  In 1976 she helped design the service that became MEDIA LAW REPORTER, and in
photo of       1977 she became its first managing  editor.  In 1985 she took on
Cynthia J.     the additional duties of managing editor of The UNITED STATES
Bolbach        PATENTS QUARTERLY, helping in the development of BNA'S
               INTELLECTUAL PROPERTY LIBRARY ON CD. In 1994, she was appointed to serve as the editorial representative on the management team overseeing the implementation of the publishing systems project, and in 1995 was named director of the project. She was elected by the board as assistant corporate secretary in 1989, and was elected corporate secretary in 1995.
    Bolbach has been a member of several BNA audit committees, including U.S. Patents Quarterly, Labor Relations Reporter, Product Safety and Liability Reporter, and Pike & Fischer's Radio Regulation Reporter. She served for two terms as chairperson of BNA's United Way Campaign. She is a graduate of Wittenberg University and the Georgetown University Law Center, and is a member of the District of Columbia Bar. She has served on the board of directors of Deborah's Place, a shelter for battered women, and the Cornerstone Housing Corporation, a non-profit organization.

               JACK BOYLAN (56), vice president for administration and
               president, BNA Washington, Inc.  Boylan joined BNA 21 years ago as corporate manager of data processing.  In 1986 he was appointed vice president for administration, assuming
photo of       responsibility for the consolidation of the various
Jack Boylan    administration operational activities including information systems, telecommunications, purchasing and delivery services.
               Subsequently in 1988 he was appointed president of BNA
               Washington, Inc., BNA's subsidiary responsible for the management of BNA's real estate and providing building and facility management services.
     Boylan has been a member of BNA's board of directors since 1994. He also serves on the corporate development committee (CDC), management committee (MC), publishing systems steering committee, and the business systems plan management committee. He also is a member of the BNAW board of directors and chairs the facility strategic planning steering committee.
     Boylan is a graduate of Rutgers University with a bachelor of science de-gree in business administration. Prior to BNA, he held various data processing and management positions with ITT, Morgan Guaranty Trust Company and Fisher-Stevens. Boylan was transferred to BNA after its acquisition of Fisher-Stevens.

               SANDRA C. DEGLER (56), president and executive editor, Tax
               Management Inc., has been a member of the Tax Management board of
photo of       directors since 1981 and the BNA board of directors since 1990.
Sandra C.      She has also served on the boards for two other BNA subsidiaries.
Degler         Over her 29-year career with BNA, she has served as BNA
               marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of OCCUPATIONAL SAFETY AND HEALTH REPORTER. As president of Tax
               Management Inc., she oversaw the development of the first personal computer software product for BNA and the first CD-ROM service. Previously she was public relations and advertising manager for Blue Cross of Virginia. The author of books and articles on OSHA and environmental issues, she has been published by BNA Books and in New Engineer.
     She is a member of the BNA board's executive committee, budget committee, the corporate and retirement plan investment committees, the corporate develop-ment committee, the corporate management planning committee, and has served on various corporate audit committees.
     Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She is a member of the International Fiscal Association, the Information Industry Association, has served on the Advisory Board of Queens College Center for the New American Workforce, and is a member of Who's Who Executive Club.


              GERRY EGAN (49), director of marketing, began his career at BNA in 1975 as a district representative in Buffalo, where he soon became the leading sales representative in the New England Region.
photo of      In 1980, he was appointed product manager for environment and
Gerry Egan    safety services and relocated to Washington, D.C.  Subsequently, he also served as product manager for business and economic services, and legal services.  As legal services product manager, he formed the legal advisory board which developed into BNA's
product specialist program.  In 1988, Egan  was  designated   planning  and
development manager for Tax Management Inc. where he played a major part in developing and executing TM's marketing strategy. Four years later, he returned to sales and marketing as director of training and support services. He was appointed director of marketing in September 1993. Egan served on the board of directors of Pike & Fischer and has served on several service audit committees. He attended St. Francis Xavier University in Canada and Suffolk Law School in Boston, MA. Egan served with the 173rd airborne brigade in Vietnam where he was awarded five combat medals, including the bronze star.

               KATHLEEN D. GILL (49), was named vice president and executive editor in February 1993, after having served as associate
photo of       editor of business and human resources services for six years.
Kathleen D.    She has been a member of BNA's board of directors since 1986.
Gill           Gill chaired the budget committee for five years and is a member of the board's executive committee. She also served as a member of the board of directors of The McArdle Printing Co., Inc., for two years. She was named chairman of the publishing systems steering committee in September 1993.
     She was the first managing editor of BNA PENSION REPORTER, and was responsible for the development of EMPLOYEE BENEFITS CASES and BENEFITS TODAY. During her years as PEN's managing editor, she wrote extensively about developments under ERISA and was an editor of the BNA book ERISA: THE LAW AND THE CODE.
     Prior to her work on BNA PENSION REPORTER, she served as reporter and later as managing editor of ENVIRONMENT REPORTER. In 1982 she helped found WEB, Inc., a network of employee benefits professionals that now is a nationwide association of 2,000 members in 18 chapters. Before joining BNA, Gill worked as a reporter and editor in Detroit. She holds a degree in journalism from Marquette University in Milwaukee.


                   JACK JENC (53), joined BNA in 1981 as controller, a
                   position he held until 1990 when he was appointed
                   treasurer.  He has served on various corporate
photo of           management committees and is currently a member of
Jack Jenc          the board of The McArdle Printing Co., Inc.; the
                   DSPP administrative committee and ex-officio member of the corporate and retirement plan investment committees. Jenc has been president and vice president of the BNA Federal Credit Union and a member of the Credit Union board of directors since 1985.
                     Prior to joining BNA, Jenc had 17 years of diversified government and industry experience in the following positions: operational auditor with the U.S. General Accounting
Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; Peoples Drug Stores, Inc. as internal audit manager, assistant controller, and then controller; controller and chief financial officer of Burton Parson & Co. a pharmaceutical manufacturer.
     Jenc is an accounting graduate of the University of Gannon, Erie, Pennsylvania. He is a CPA and is a member of the American Institute of Certified Public Accountants, the District of Columbia Institute of CPAs and the Financial Executive Institute.

               EILEEN Z. JOSEPH (48), associate editor, environment and
               safety services, began her 25 years with BNA as an entry-level reporter on the staff of OCCUPATIONAL SAFETY & HEALTH
photo of       REPORTER, ultimately becoming its senior editor.  Appointed to
Eileen Z.      management in 1976, she was in charge of the division's new
Joseph         products and developed JOB SAFETY AND HEALTH.  She continued
               to develop all the services in the Environment, Safety and Health series (ESHS) including LOSS PREVENTION AND CONTROL, WATER
               POLLUTION CONTROL, AIR POLLUTION CONTROL, CHEMICAL SUBSTANCES
               CONTROL, and "INSURANCE AND RISK MANAGEMENT," for all of which she served as managing editor. In 1987, following passage of the Superfund amendments, she developed BNA's RIGHT-TO-KNOW PLANNING GUIDE and was also its managing editor.
     Joseph created, developed, and edited a book, CHEMICAL SAFETY DATA GUIDE. She has also participated in many BNA conferences and chaired a conference on lawsuits under SARA Title III. She has written magazine articles and spoken before many groups on environment and safety regulatory and compliance topics.
     Three years ago she was made coordinator of the inter-departmental group which developed ENVIRONMENT LIBRARY ON CD (ELCD) which was launched in June of 1993, and SAFETY LIBRARY ON CD (SLCD) which was launched in September 1994.
     She has served for four years as a member of the Board of BNA Communications Inc.
     Joseph graduated from George Washington University and did graduate work at GW and American Universities while she was a licensed real estate sales representative in Washington, Virginia, and Maryland. She also tutored in English for the then-Department of Health, Education, and Welfare.
     She continues to be active on many committees and in various charities associated with her two sons' schools, including the Presidents' Council at Tulane University, focusing on its technology initiatives. With her husband, Joseph participates in several other initiatives involving education and technology.


               GEORGE J. KORPHAGE (49), vice president and chief financial officer, joined BNA in 1972.  He has been a member of BNA's board of directors since 1988.  A CPA, he was in public
photo of       accounting for three years before coming to BNA.  He served in
George J.      several accounting and finance management positions at BNA
Korphage       before being elected to his present position in 1988.  He serves on several management and planning committees including the corporate development committee, management committee, publishing systems steering committee, and facilities planning committee.
He is a member of the BNA board's executive committee, and chairs its budget committee and investment committee. In addition, he is director of BNA International Inc., and chairs the board of Pike & Fischer, Inc.
     Korphage is an accounting graduate of Emporia (Kansas) State University, and he did graduate work in finance at the University of Maryland. He is a mem-ber of the American Institute of Certified Public Accountants and the District of Columbia Institute of CPAs.

               JOHN V. SCHAPPI (66), retired from active employment at the end of 1994 after nearly 40 years as a BNA employee.  He
               joined BNA in 1955 as a staff editor on LABOR RELATIONS
photo of       REPORTER.  In 1958 he became assistant managing editor of
John V.        LABOR RELATIONS REPORTER.  Subsequently, he served as managing
Schappi        editor for the revamped BNA POLICY & PRACTICE SERIES and UNION
               LABOR REPORT. He also has filled in as acting managing editor of DAILY LABOR REPORT and for the vertical labor services
               (CONSTRUCTION LABOR REPORT, RETAIL SERVICES LABOR REPORT, and
               GOVERNMENT EMPLOYEE RELATIONS REPORT.)
He was associate editor for labor services from 1972 to 1987. He was named vice president for human resources in July 1987. Schappi served on BNA's board of directors from 1977 to 1979 and has been a member of the board since 1981.
He currently is vice chair of the board and a member of its budget committee and committee on management development and succession.
     He is author of the BNA book, IMPROVING JOB ATTENDANCE. Schappi is a member of Leadership Washington, Class of 1989-90, and served on its board of directors. He also is a member of the vestry for St. John's Church, Lafayette Square.
     A graduate of the New York State School of Labor and Industrial Relations, Schappi also studied at the Cornell Law School.


               FREDERICK A. SCHENCK (67), served as vice president for
               personnel, Cunard Line, Ltd. until December 1992.  He
               served the company as a consultant until 1994.  Over a 20-
photo of       year span, he served in a number of administrative and human
Frederick      resource-related positions in New Jersey state government,
A. Schenck     from personnel officer to director of the agency that provides services to children and families. In 1977 he moved to federal government service and in 1978 became deputy under secretary of commerce, with responsibility for field coordination of Commerce's programs and delivery of resources and services to state and local governments and the private sector in areas of economic development, domestic and international trade, and business development.
     In 1979, Schenck became senior vice president, administration, for Resorts International Casino Hotel, with executive responsibilities for personnel management, industrial relations, staff development and training, affirmative action, compensation and benefits.
     He continues to serve on the boards of many civic and charitable organizations.
     Schenck studied Business Administration at Howard University and holds BS and MA degrees from Rider College.

               MARY PATRICIA SWORDS (50), was named vice president of sales and
               marketing in February 1996.   She has served on the BNA Board of
               directors since 1991, and was a member of the budget committee in
photo of       1994 and 1995.
Mary Patricia       Her BNA career began in 1977, when she became a field
Swords         sales representative in Denver.  During the eight years that she was a district representative, she qualified for the DSA every year that she was eligible.
                   In 1985, Swords was promoted to regional manager of the
               new Mountain Region.   She oversaw the operation of 17 sales
districts encompassing 11 states, Mexico and two provinces of Canada. The Mountain Region has averaged 100% of quota every year since 1985, and has placed among the top three regions for the past five years.
      Swords is a native of West Texas. She attended Stephens College in Columbia, Missouri, where she majored in social sciences. After graduation, she was hired as a social worker in the Aid to Families with Dependent Children Program. She spent five years working with AFDC mothers. In 1975 she entered sales, when she joined the sales team at Moore Business Forms.
     Swords has first-hand knowledge about and contact with our sales representatives and our subscribers. She and her husband are in the process of moving to D.C.



               DANIEL W. TOOHEY (56), is a senior partner of the Washington,
               D.C.-headquartered firm of Dow, Lohnes & Albertson, where he has practiced since 1966.  In 1984, he was appointed its
photo of       managing partner, a position he held until January of 1991.
Daniel W.      Before joining the law firm, he had been a general attorney
Toohey         with the Federal Communications Commission.
                    He recently completed a three year term as general counsel to the Greater Washington Area Board of Trade.  He also served as a trustee and executive committee member of the Federal City Council, vice chairman of the board of the Shakespeare Theatre, and past-president of the Legal Aid Society.
     He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice in the District of Columbia, and the states of New York and Missouri.

               LOENE TRUBKIN (53), founded Data Courier, Inc., a leading
               database publishing firm, in 1972 and was its president for more than a decade.  An expert on database economics, Trubkin
photo of       now consults with information industry firms on product
Loene Trubkin  development and marketing strategies.  She has served on the boards of directors of Data Courier, Inc.; Sedgwick Printout
               Systems Corporation; the Information Industry Association; and
               BNA subsidiaries Fisher-Stevens, Inc. and Executive
               Telecom System International.
                    Trubkin joined the BNA board of directors in 1985. She serves on the executive compensation and audit committees, and chairs the committee on management development and succession.
     A Chartered Financial Analyst, Trubkin is a Phi Beta Kappa graduate of the University of California at Berkeley, with a B.A. in economics.



              Robert L. Velte (48), vice president for strategic development and president, BNA International Inc.  Velte joined BNA in 1976 as accounting manager for BNA Communications Inc. where he held a
 photo of     variety of positions until being appointed president in 1986.  In
 Robert L.    February 1994 Velte was appointed BNA's director of international
 Velte        business development and president of BNA International Inc.  He was appointed to his current position in April 1995. As vice president for strategic development, Velte participates in the development of BNA's strategic plan and monitors the company's progress towards achieving the goals and objectives of the plan.
He is also responsible for developing and implementing the company's acquisition and alliances strategy by identifying potential acquisition targets or alliance partners and negotiating business arrangements for suitable acquisitions or alliances. As president, BNA International Inc., Velte is responsible for the profitable operation of BNAI and the development and implementation of international strategic plans for BNA.
         Velte has served on the board of directors of BNA Communications Inc. since 1983, and has been its vice chair since 1986. He was elected to the Pike & Fischer, Inc. board in 1993 and the BNA International Inc. board in 1994. He serves on BNA's management committee, the corporate development committee and has served on various audit committees.
         Bob is active in the industry as well and serves as a member of the global issues council of the Information Industry Association. He is a member of the board of directors of the Training Media Association, as well as its past president and current treasurer.
        Prior to joining BNA, Velte was employed by Arthur Andersen & Co. and was budget director of Dyncorp. He is a graduate of Purdue University and has done additional course work at University of Maryland and The Wharton School. Bob is a CPA and a veteran of the U.S. Navy.

               PAUL N. WOJCIK (47), president and chief operating officer.
               Wojcik was elected to BNA's board of directors in 1989 and
photo of       serves on the board's executive committee.  He also serves
Paul N.        as a member of the board of directors of BNA Communications
Wojcik         Inc., BNA International Inc., BNA Washington Inc., The McArdle
               Printing Co., Inc., and Tax Management Inc.
                    Wojcik first joined BNA in 1972 as an editor for U.S.
               LAW WEEK and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. He is currently a member and chair of the equal employment opportunity committee, and a member of BNA's corporate development committee, insurance committee, investment committees, management committee, publishing systems steering committee, and strategic facilities planning committee.
     Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is active in the Information Industry Association, serving as that organization's treasurer, and as a member of its board of directors and executive committee.


Appendix to attachment
     Photos of nominees are included with their respective biographical sketches.

[INTERIOR ENVELOPE]

THE BUREAU OF NATIONAL AFFAIRS, INC.
CLASS A COMMON STOCK PROXY FORM                 ------------------------
PROXY SOLICITED BY THE BOARD OF DIRECTORS       Signature of Shareholder
                                                (Sign exactly as shown on label)

I HEREBY APPOINT DEBORAH W. EMBRY OR JACK B.
LORD II AS PROXY TO REPRESENT ME AND TO VOTE
ALL THE SHARES OF CLASS A COMMON STOCK HELD
BY ME ON MARCH 23, 1996, AT THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON APRIL 20, 1996,
OR ANY ADJOURNMENTS THEREOF.  MY SHARES ARE     ---------------------------
TO BE VOTED ONLY AS DESIGNATED BY ME ON THE      Date
ENCLOSED BALLOT, WHICH IS MADE A PART HEREOF,
AND I WTHHOLD AUTHORITY TO VOTE ON ANY OTHER
MATTER BROUGHT BEFORE THE MEETING.

              THE BUREAU OF NATIONAL AFFAIRS, INC.
                   ANNUAL STOCKHOLDERS MEETING
                          APRIL 20, 1996


                        CLASS "A" BALLOT


INSTRUCTIONS :
                                                    SHARES OWNED
     Place an X in the box after the
name of the candidates for whom you
wish your proxy to cast your votes.                      REGULAR
You are entitled to vote for not more                    DEFERRED
than three outside candidates and for
not more than 12 stockholder candidates.
--------------------------------------------------------------------------------

                     STOCKHOLDER CANDIDATES

Beltz, William A.*          1.__          Jenc, John E.*               8.__
Blanchard, Jacqueline M.*   2.__          Joseph, Eileen Z.*           9.__
Bolbach, Cynthia J.         3.__          Korphage, George J.*        10.__
Boylan, Jack *              4.__          Schappi, John V.*           11.__
Degler, Sandra C.*          5.__          Swords, Mary P.*            12.__
Egan, Gerald                6.__          Velte, Robert L.            13.__
Gill, Kathleen D.*          7.__          Wojcik,Paul N *             14.__


                       OUTSIDE CANDIDATES

Schenck, Frederick A.*      15.__
Toohey, Daniel W.*          16.__
Trubkin, Loene *            17.__

                                                    *  Member of present Board
================================================================================

                       BALLOT INSTRUCTIONS

To vote you must:
                  Complete and fold ballot
                  Put it in Proxy Envelope
                  Sign and Date Envelope
                  -------------
                  Seal Envelope